UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of registrant’s principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Item 5.        Other Events and Regulation FD Disclosure.

On November 21, 2003, InterMune, Inc. (the “Company”) issued a press release entitled “InterMune Updates Timing of Oritavancin NDA Submission,” announcing that the Company now believes that its New Drug Application (“NDA”) for oritavancin cannot be submitted before the end of 2004 because on November 20, 2003, the United States Food and Drug Administration requested that an additional clinical safety study be completed prior to the submission of the NDA.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.        Financial Statements and Exhibits.

(c)       Exhibits.

Number	Description
99.1	Press Release entitled “InterMune Updates Timing of Oritavancin NDA Submission,” dated November 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMUNE, INC.

Dated: November 21, 2003	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs